Tompkins Financial Corporation 8-K

EXHIBIT 99.2

For more information contact:

Stephen S. Romaine, President & CEO

Francis M. Fetsko, CFO & COO

Tompkins Financial Corporation (888) 503-5753

For Immediate Release

Friday, October 28, 2016

Tompkins Financial Corporation Increases Cash Dividend

ITHACA, NY - Tompkins Financial Corporation (NYSEMKT:TMP)

Tompkins Financial Corporation announced today that its Board of Directors approved payment of a regular quarterly cash dividend of $0.45 per share, payable on November 15, 2016, to common shareholders of record on November 8, 2016. The current dividend represents a 2.3% increase over the $0.44 cash dividend paid in the third quarter of 2016.

Tompkins Financial Corporation is a financial services company serving the Central, Western, and Hudson Valley regions of New York and the Southeastern region of Pennsylvania. Headquartered in Ithaca, NY, Tompkins Financial is parent to Tompkins Trust Company, Tompkins Bank of Castile, Tompkins Mahopac Bank, Tompkins VIST Bank, Tompkins Insurance Agencies, Inc., and offers wealth management services through Tompkins Financial Advisors. For more information on Tompkins Financial, visit www.tompkinsfinancial.com.